CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the “Agreement”) is made and entered into the 16th day of May, 2017 (the “Effective Date”)

Between:

Regal Consulting, a limited liability company organized under the laws of the state of Delaware (the “Consultant”), and Propanc Biopharma, Inc. a corporation organized under the laws of the State of Delaware (“Client”).

WHEREAS, Consultant is in the business of providing services for management consulting and strategic business advisory; and NOW THEREFORE, in consideration of the mutual promises and covenants set forth in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. CONSULTING SERVICES. In consideration of this Agreement and services rendered to the Client, the Consultant shall receive the compensation set forth in this Agreement. It is acknowledged and agreed by the Client that Consultant carries no professional licenses, is not rendering legal advice or performing accounting services, is not acting as an investment advisor or broker/dealer within the meaning of the applicable state and federal securities laws and is not effecting securities transactions for or on account of the Client. The services of Consultant shall not be exclusive. Consultant shall be required to render a minimum of 20 hours per week to the Client or its projects, however, Consultant shall not be required to assign specific personnel to such matter.

Services include:

●	Management interviews: Three of the Client’s Management, or Scientific Advisory Board members, chosen by Client, will be interviewed and recorded. These interviews will be used to continue to educate the public about the Client and its opportunities.

●	Direct mail piece to shareholders: Shareholders will be mailed a letter, at Consultant’s expense, asking them to call in and discuss the Client. During the call, investors will be updated on the company’s recent press releases.

●	Follow up phone support with shareholders: Continued discussions with the current shareholder base about the Client, and any new developments. Database will be created for the Client in regards to the Client’s own NOBO list.

●	News articles on the Client: Consultant will draft professionally written articles about the Client or mentions of the Client that will be distributed through a network of hundreds of websites. Consultant will provide a minimum of three articles or mentions per month.

●	Informational Website. Consultant, through its articles and other communications, will create and drive web traffic to an informational website about the Client’s company, its mission, products/services, corporate story and opportunities. The purpose is to place Client in the most favorable light to the small cap investing public by succinctly describing Client’s potentials and opportunities. Consultant targets 10,000 monthly PPC views, at Consultant’s cost, to Client’s custom created informational website developed by Consultant.

2. INDEPENDENT CONTRACTOR; NO AGENCY. The Consultant agrees to perform its consulting duties hereto as an independent contractor. No agency, employment, partnership or joint venture shall be created by this Agreement. Consultant shall have no authority as an agent of the Client or to otherwise bind the Client to any agreement, commitment, obligation, contract, instrument, undertaking, arrangement, certificate or other matter. The Client shall not make social security, worker’s compensation or unemployment insurance payments on behalf of Consultant. The Consultant shall have no authority to legally bind the Client to any agreement, contract, obligation or otherwise.

3. NO GUARANTEE. The parties hereto acknowledge and agree that Consultant cannot guarantee the results or effectiveness of any of the services rendered or to be rendered by Consultant. Rather, Consultant shall conduct its operations and provide its services in a professional manner and in accordance with good industry practice. Consultant will use its best efforts and does not promise results.

4. COMPENSATION AND TERM. This Agreement has a three month term commencing on the Effective Date and terminating on August 16, 2017:

(a) Client shall pay Consultant for its services hereunder as follows:

Client shall issue Consultant one $310,000, 24 month, 10% coupon, Convertible Junior Subordinated Promissory Note. The promissory note is considered fully earned upon signing of this Agreement by both parties hereto.

(b) Client shall have the right to terminate this Agreement at any time upon 15 days prior written notice to Consultant.

5. CONFIDENTIALITY. The Consultant recognizes and acknowledges that it has and will have access to certain confidential information of the Client and its affiliates that are valuable, special and unique assets and property of the Client and such affiliates (the “Confidential Information”). Confidential Information shall not be deemed to include information (a) in the public domain, (b) available to the Consultant outside of its service to the Client other than from a person or entity known to Consultant to have breached a confidentiality obligation to the Client, (c) independently developed by Consultant without reference to the Confidential Information, or (d) known or available to Consultant as of the Effective Date. The Consultant will not during the term of this Agreement and for a period of three months after the termination of the Agreement without the prior written consent or authorization of the Client, disclose any Confidential Information to any person, for any reason or purpose whatsoever. In this regard, the Client agrees that such authorization or consent to disclose may be conditioned upon the disclosure being made pursuant to a secrecy agreement, protective order, provision of statute, rule, regulation or procedure under which the confidentiality of the information is maintained in the hands of the person to whom the information is to be disclosed or in compliance with the terms of a judicial order or administrative process.

6. CERTAIN REPRESENTATIONS OF CONSULTANT. The Consultant represents and warrants to the Client that the Consultant is an “accredited investor” within the meaning of Rule 501 under the Securities Act of 1933, as amended (the “Securities Act”). Consultant covenants and agrees that it and its affiliates will not sell, assign or otherwise transfer any shares of common stock received from the Client as consideration hereunder except in compliance with the registration requirements of the Securities Act and state securities laws or an appropriate exemption from such requirements. Consultant further represents and warrants that the Consultant has significant experience in advising and transacting business with companies and understands the risks associated therewith as well as understanding the risks associated with holding restricted securities.

7. WORK PRODUCT. It is agreed that all information and materials produced for the Client shall be deemed “work made for hire” and the property of the Client.

8. NOTICES. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 6:30 p.m. (San Diego, CA. time) on a Business Day with a simultaneous email, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Agreement later than 6:30 p.m. (San Diego, CA. time) on any date and earlier than 11:59 p.m. (San Diego, CA. time) on such date with a simultaneous email, (iii) the Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, postage prepaid, or (iv) upon actual receipt by the party to whom such notice is required to be given as follows:

To the Client:

Email: j.nathanielsz@propanc.com

To the Consultant:

Fax Number: 1 (702)-994-9714

Email: parkeramitchell@gmail.com

9. WAIVER OF BREACH. Any waiver by either party or a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by any party.

10. ASSIGNMENT. This Agreement and the right and obligations of the Consultant hereunder shall not be assignable without the prior written consent of the Client.

11. GOVERNING LAW. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the state of New York, without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts located in Monroe County, State of New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery). Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of the documents contemplated herein, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

12. SEVERABILITY. All agreements and covenants contained herein are severable, and in the event any of them shall be held to be invalid by any competent court, the Agreement shall be interpreted as if such invalid agreements or covenants were not contained herein.

13. ENTIRE AGREEMENT. This Agreement constitutes and embodies the entire understanding and agreement of the parties and supersedes and replaces all other or prior understandings, agreements and negotiations between the parties.

14. WAIVER AND MODIFICATION. Any waiver, alteration, or modification of any of the provisions of this Agreement shall be valid only if made in writing and signed by the parties hereto. Each party hereto, may waive any of its rights hereunder without affecting a waiver with respect to any subsequent occurrences or transactions hereof.

15. COUNTERPARTS AND FACSIMILE SIGNATURE. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.

16. FORCE MAJEURE. Neither party shall be in default or otherwise liable for any delay in or failure of its performance under this Agreement where such delay or failure arises by reason of any Act of God, or any government or any governmental body, war, terrorist act, insurrection, the elements, strikes or labor disputes, or other similar or dissimilar cause beyond the control of such party. The Client may terminate, at its option, the whole or any part of this Agreement or if such situation continues for more than thirty (30) days.

18. CONFLICT. In the event of a conflict between the provisions of any exhibit to this Agreement and the Agreement, the provisions of this Agreement shall govern.

19. FURTHER ASSURANCES. Each party will execute and deliver such further agreements, documents and instruments and take such further action as may be reasonably requested by the other party to carry out the provisions and purposes of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement, effective as of the date set forth above.

CONSULTANT:
Signature:	/s/ Parker Mitchell
Name:	Parker Mitchell
Date:	August 5, 2017
Company & Position:	Regal Consulting LLC, Manager

CLIENT:
Signature:	/s/ James Nathanielsz
Name:	James Nathanielsz
Date:	August 10, 2017
Company & Position:	Propanc Biopharma, Inc., Chief Executive Officer